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                                                                      EXHIBIT 21

                    CNA SURETY CORPORATION AND SUBSIDIARIES
                            AS OF DECEMBER 31, 2004

                                                                INCORPORATED
COMPANY                                                              IN
-------                                                        --------------
CNA Surety Corporation......................................         Delaware
Capsure Holdings Corp. (f/k/a Nucorp, Inc.).................         Delaware
Capsure Financial Group, Inc. ..............................         Oklahoma
(f/k/a/ Nucorp Energy of Oklahoma, Inc.)
NI Acquisition Corp. .......................................            Texas
SI Acquisition Corp. .......................................            Texas
Surewest Financial Corp. ...................................         Delaware
Troy Fain Insurance, Inc. ..................................          Florida
Western Surety Company......................................     South Dakota
Surety Bonding Company of America...........................     South Dakota
Universal Surety Holding Corp. .............................            Texas
Universal Surety of America.................................            Texas
De Montfort Group Limited...................................   United Kingdom